As filed with the Securities and Exchange Commission on May 24, 2022

Registration No. 333-49249

Registration No. 333-61950

Registration No. 333-96739

Registration No. 333-103958

Registration No. 333-133218

Registration No. 333-142323

Registration No. 333-144748

Registration No. 333-158630

Registration No. 333-167975

Registration No. 333-196051

Registration No. 333-217808

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-49249

FORM S-3 REGISTRATION STATEMENT NO. 333-61950

FORM S-3 REGISTRATION STATEMENT NO. 333-96739

FORM S-3 REGISTRATION STATEMENT NO. 333-103958

FORM S-3 REGISTRATION STATEMENT NO. 333-142323

FORM S-3 REGISTRATION STATEMENT NO. 333-144748

FORM S-3 REGISTRATION STATEMENT NO. 333-167975

FORM S-3 REGISTRATION STATEMENT NO. 333-196051

FORM S-3 REGISTRATION STATEMENT NO. 333-217808

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-133218

FORM S-3 REGISTRATION STATEMENT NO. 333-158630

UNDER

THE SECURITIES ACT OF 1933

Antares Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-1350192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300

Ewing, New Jersey 08628

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Nicole LaBrosse

Secretary

Antares Pharma, Inc.

100 Princeton South, Suite 300

Ewing, New Jersey 08628

(617) 945-7361

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Aiello, Esq.

Sachin Kohli, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 (the “Registration Statements”) filed with the Securities and Exchange Commission (the “Commission”) of Antares Pharma, Inc., a Delaware corporation (the “Company”), to deregister any and all securities, registered but unsold or otherwise unissued as of the date hereof under the Registration Statements:

•	Registration No. 333-49249, filed with the Commission on April 2, 1998, registering 1,224,199 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”);

•	Registration No. 333-61950, filed with the Commission on May 31, 2001, registering 2,133,102 shares of Common Stock;

•	Registration No. 333-96739, filed with the Commission on July 19, 2002, registering 1,600,000 shares of Common Stock;

•	Pre-Effective Amendment No. 1 to Registration No. 333-96739, filed with the Commission on August 23, 2002, registering 1,600,000 shares of Common Stock;

•	Pre-Effective Amendment No. 2 to Registration No. 333-96739, filed with the Commission on September 10, 2002, registering 3,555,556 shares of Common Stock;

•	Pre-Effective Amendment No. 3 to Registration No. 333-96739, filed with the Commission on October 10, 2002, registering 3,555,556 shares of Common Stock;

•	Registration No. 333-103958, filed with the Commission on March 21, 2003, registering 4,511,518 shares of Common Stock;

•	Pre-Effective Amendment No. 1 to Registration No. 333-103958, filed with the Commission on May 22, 2003, registering 705,241 shares of Common Stock;

•	Registration No. 333-133218, filed with the Commission on April 12, 2006, registering 16,624,500 shares of Common Stock;

•	Amendment No. 1 to Registration No. 333-133218, filed with the Commission on May 16, 2006, registering 17,379,500 shares of Common Stock;

•	Registration No. 333-142323, filed with the Commission on April 24, 2007, registering 640,000 shares of Common Stock;

•	Registration No. 333-144748, filed with the Commission on July 20, 2007, registering 13,800,000 shares of Common Stock;

•

Registration No. 333-158630, filed with the Commission on April 17, 2009, registering (i) shares of Common Stock, (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”) and (iii) warrants to purchase shares of Common Stock, shares of Preferred Stock or any combination of thereof;

•

Amendment No. 1 to Registration No. 333-158630, filed with the Commission on May 1, 2009, registering (i) shares of Common Stock, (ii) shares of Preferred Stock and (iii) warrants to purchase shares of Common Stock, shares of Preferred Stock or any combination of thereof;

•

Registration No. 333-167975, filed with the Commission on July 2, 2010, registering (i) shares of Common Stock, (ii) shares of Preferred Stock and (iii) warrants to purchase shares of Common Stock, shares of Preferred Stock or any combination of thereof;

•

Registration No. 333-196051, filed with the Commission on May 16, 2014, registering (i) shares of Common Stock, (ii) shares of Preferred Stock, (iii) warrants to purchase shares of Common Stock, shares of Preferred Stock or any combination of thereof and (iv) units consisting of one or more shares of Common Stock, shares of Preferred Stock, warrants or any combination thereof; and

•

Registration No. 333-217808, filed with the Commission on May 9, 2017, registering (i) shares of Common Stock, (ii) shares of Preferred Stock, (iii) warrants to purchase shares of Common Stock, shares of Preferred Stock or any combination of thereof and (iv) units consisting of one or more shares of Common Stock, shares of Preferred Stock, warrants or any combination thereof.

Pursuant to the Agreement and Plan of Merger, dated as of April 12, 2022 (the “Merger Agreement”), by and among the Company, Halozyme Therapeutics, Inc., a Delaware Corporation (“Parent”), and Atlas Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), Purchaser merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent. The Merger became effective on May 24, 2022, upon the filing of the certificate of merger with the Secretary of State of the State of Delaware.

As a result of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of its securities pursuant to the Registration Statements and, in accordance with undertaking made by the Company in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 24, 2022.

ANTARES PHARMA, INC.

By:	/s/ Nicole LaBrosse
Name:	Nicole LaBrosse
Title:	Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.